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CUSIP No. 450707104
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                                    EXHIBIT 1


           AGREEMENT, dated as of July 8, 1999, by and among Van Wagoner Capital Management, Inc., a Delaware corporation and Van Wagoner Funds, Inc., a Maryland corporation.

           WHEREAS, in accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934 (the "Act"), only one such statement need be filed whenever two or more persons are required to file a statement pursuant to Section 13(d) of the Act with respect to the same securities, provided that said persons agree in writing that such statement is filed on behalf of each of them.

           NOW,   THEREFORE,   in  consideration  of  the  premises  and  mutual
agreements herein contained, the parties hereto agree as follows:

           Both Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. hereby agree, in accordance with Rule 13d-1(k) under the Act, to file one Statement on Schedule 13G relating to their ownership of the Common Stock of Famous Dave's of America, Inc., and hereby further agree that said Statement shall be filed on behalf of both Van Wagoner Capital Management, Inc. and Van Wagoner Funds, Inc. Nothing herein shall be deemed to be an admission that the parties hereto, or any of them, are members of a "group" (within the meaning of Section 13(d) of the Act and the rules promulgated thereunder) with respect to any securities of Famous Dave's of America, Inc.

           IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

                                     VAN WAGONER CAPITAL MANAGEMENT, INC.


                                     By: /s/ Garrett R. Van Wagoner
                                          Garrett R. Van Wagoner, President


                                     VAN WAGONER FUNDS, INC.


                                     By:  /s/ Garrett R. Van Wagoner
                                           Garrett R. Van Wagoner, President

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